Exhibit 10.36

FOURTH AMENDMENT TO LOAN DOCUMENTS

THIS FOURTH AMENDMENT TO LOAN DOCUMENTS (“Amendment”) is dated as of January 2, 2026 (“Effective Date”), by and among SNAIL GAMES USA INC., a California corporation (“Borrower”), HAI SHI, an individual (“Shi”), and YING ZHOU, an individual (“Zhou”, and together with Shi, individually and collectively, the “Guarantor”), on the one hand, and CATHAY BANK, a California banking corporation (“Lender”), on the other hand.

RECITALS

A. Lender has heretofore extended to Borrower (i) a term loan in the original principal amount of Ten Million and No/100 Dollars ($10,000,000.00) (the “Term Loan”), and (ii) a revolving line of credit in the maximum principal amount of Six Million and No/100 Dollars ($6,000,000.00) (the “Revolving Loan”, and together with the Term Loan, individually and collectively, the “Loan”).

B. Lender is the current holder of, without limitation, the following documents evidencing and/or securing the Loan:

(a) Third Amended and Restated Loan and Security Agreement dated June 21, 2023, executed by Borrower and Lender (together with any and all amendments thereto or modifications thereof, the “Loan Agreement”), which Loan Agreement amended and restated in its entirety that certain Second Amended and Restated Revolving Loan and Security Agreement dated as of January 26, 2022 executed by and between Borrower and Lender, and which Loan Agreement granted to Lender a security interest in the Collateral (as defined in the Loan Agreement) to secure Borrower’s obligations to Lender in connection with the Loan.

(b) Promissory Note dated January 26, 2022, in the original principal amount of Ten Million and No/100 Dollars ($10,000,000.00), executed by Borrower in favor of Lender (together with any and all amendments thereto or modifications or extensions thereof, the “Term Note”), which Term Note evidences the Term Loan; and

(c) Second Amended and Restated Promissory Note dated June 21, 2023, in the maximum principal amount of Six Million and No/100 Dollars ($6,000,000.00), executed by Borrower in favor of Lender (together with any and all amendments thereto or modifications or extensions thereof, the “Revolving Note”, and together with the Term Note, individually and collectively, the “Note”), which Revolving Note evidences the Revolving Loan.

C. In order to induce Lender to make the Loan, each Guarantor executed and delivered to and in favor of Lender a Continuing Guaranty dated June 21, 2023 (together with any and all amendments thereto or modifications thereof, individually and collectively, the “Guaranty”).

D. Lender perfected its security interest in and to the Collateral by causing to be filed (i) a UCC-1 financing statement with the Secretary of State of California on October 8, 2018, as Filing No. 187674427824, and (ii) a UCC-1 financing statement with the Secretary of State of California on July 2, 2021, as Filing No. U210063023418. Lender has a first priority security interest in the Collateral that is duly perfected under applicable law.

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E. Borrower, Guarantor and Lender entered into that certain First Amendment to Loan Documents dated December 28, 2023 (“First Amendment”), whereby, among other things, the Revolving Maturity Date of the Revolving Loan was extended to December 31, 2024.

F. Borrower, Guarantor and Lender entered into that certain Second Amendment to Loan Documents dated December 31, 2024 (“Second Amendment”), whereby, among other things, the Revolving Maturity Date of the Revolving Loan was extended to June 30, 2025.

G. Borrower, Guarantor and Lender entered into that certain Third Amendment to Loan Documents dated June 10, 2025 (“Third Amendment”), whereby, among other things, (i)the end the Revolving Maturity Date of the Revolving Loan was extended to June 30, 2026, (ii) the interest rate applicable to the Revolving Loan was modified.

H. This Amendment, the Loan Agreement, the Note, the Guaranty, First Amendment, Second Amendment, Third Amendment, and any and all other documents executed or delivered in connection therewith or otherwise in connection with the Loan, together with any and all amendments thereto or modifications or extensions thereof, are at times hereafter referred to collectively as the “Loan Documents.”

I. Pursuant to Section 9.1(b) of the Loan Agreement, Borrower is, at all times during the term of the Loan, required to maintain a minimum Debt Service Coverage Ratio of 1.50 to 1.00, to be measured on a quarterly basis at the end of each calendar quarter ending March 31, June 30, September 30, and December 31. However, Borrower failed to satisfy the minimum Debt Service Coverage Ratio for the testing period ending on September 30, 2025, in violation of the terms and conditions of the Loan Agreement (the “DSCR Default”).

J. Borrower and Guarantor have now requested that Lender agree to (i) waive the DSCR Default, (ii) decrease the maximum principal amount of the Revolving Loan, and (iii) make certain other modifications to the Loan Documents as more particularly set forth herein. Lender is willing to agree to said requests, subject to the terms and conditions set forth in this Amendment.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

AGREEMENT

1. Recitals; Definitions. The recitals are incorporated herein by this reference as are all exhibits. Borrower and Guarantor agree and acknowledge that the factual information recited above is true and correct. Except as may be otherwise expressly defined in this Amendment, all terms used in this Amendment beginning with a capital letter shall have the meanings ascribed to them in the Loan Agreement.

2. Borrower and Guarantor Acknowledgment as to Obligations.

(a) Borrower and Guarantor, and each of them, acknowledge and confirm that as of December 10, 2025, the total principal amount owing to Lender on the Term Note is $0.00, plus accrued and unpaid interest thereon.

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(b) Borrower and Guarantor, and each of them, acknowledge and confirm that as of December 10, 2025 the total principal amount owing to Lender on the Revolving Note is $3,000,000.00 plus accrued and unpaid interest thereon.

(c) Borrower and Guarantor, and each of them, specifically acknowledge and confirm that they do not have any valid offset or defense to the obligations, indebtedness and liability under the Loan Documents.

3. Reaffirmation of Obligations. This Amendment is, in part, a reaffirmation of the obligations, indebtedness and liability of Borrower and Guarantor to Lender as evidenced by the Note, Loan Agreement, Guaranty, and the other Loan Documents. Therefore, Borrower and Guarantor represent, warrant, acknowledge and agree that, except as specified herein, all of the terms and conditions of the Loan Documents are and shall remain in full force and effect, without waiver or modification of any kind whatsoever, and are ratified and confirmed in all respects.

4. Decrease the Maximum Principal Amount of the Revolving Loan. The maximum principal amount of the Revolving Loan is hereby decreased from $6,000,000.00 to $5,000,000.00, subject to the terms and conditions of the Loan Agreement, this Amendment and the other Loan Documents. Any and all references in the Loan Agreement and the other Loan Documents to the maximum principal amount of the Revolving Loan of “Six Million and No/Dollars ($6,000,000.00)” and “6,000,000.00”, shall be replaced with Five Million and No/100 Dollars ($5,000,000.00)” and “5,000,000.00”, respectively.

5. Waiver. Subject to the satisfaction by Borrower of all of the conditions precedent set forth in Section 11 below, and the performance of the other terms and conditions of this Amendment and the Loan Documents, at the request of Borrower, Lender hereby agrees to waive the DSCR Default for the testing period ending September 30, 2025, only, provided that such waiver is given by Lender on a one-time only basis, and is without waiver of any other term, covenant, or condition heretofore, now or hereafter to be observed, performed or satisfied by the Borrower or any other guarantor, person or entity, pursuant to the Loan Agreement or any other agreements, documents, or instruments, executed or delivered to Lender in connection therewith. Except as expressly stated herein, all existing terms and conditions of the Loan Agreement remain unchanged.

6. Amendment to Loan Agreement.

(a) The definition of “Debt Service Coverage Ratio” in Section 1.1 is hereby deleted in its entirety and replaced with the following:

“‘Debt Service Coverage Ratio’ shall mean the ratio of (i) Borrower’s EBITDA, excluding taxes paid in cash and capital expenditures, and net changes in deferred revenue, accounts receivable and accounts payable (including to related parties), plus the balance of the TCD plus fifty percent (50%) of unrestricted cash as of the end of the period measured, divided by (ii) the aggregate of the scheduled payments of principal and interest payable by Borrower to Lender under the Note, and all other scheduled payments of principal and interest payable by Borrower under any other indebtedness owed by Borrower to Lender, as determined by Lender in its sole discretion, for the prior trailing twelve (12) month period from measurement.”

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(b) The definition of “Maximum Advance Amount” in Section 1.1 is hereby deleted in its entirety and replaced with the following:

“‘Maximum Advance Amount’ shall mean $5,000,000.00, subject to Section 2.1 hereof.”

(c) The definition of “TCD” is hereby added to Section 1.1 and states the following:

“‘TCD’ shall mean that certain time certificate of deposit, in the amount of $1,000,000.00, pledged by Borrower, in favor of Lender, as pursuant to that Security Agreement (Assignment of Deposit Account) dated January 2, 2026, by Borrower, in favor of Lender.”

(d) Section 9.1(b) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“Minimum Debt Service Coverage Ratio. Borrower shall maintain a minimum Debt Service Coverage Ratio of at least 1.50 to 1.00, which shall be measured quarterly on a trailing twelve month basis, beginning with the calendar quarter ending December 31, 2025.”

(e) Section 9.12 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“Out of Debt Period. Borrower covenants and agrees that the Revolving Loan is extended to Borrower, and provided by Lender, with the understanding that it is to be utilized to finance the short-term business needs of Borrower and is not intended as a long-term loan. Borrower therefore agrees that during the term of the Revolving Loan and any renewals or extensions thereof, Borrower will maintain an outstanding principal balance of not more than Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00) for (30) consecutive days during any twelve (12) consecutive-month period of time from the Closing Date and continuing during the term of the Revolving Loan.”

7. New Deed of Trust; New Assignment of Deposit Accounts.

(a) As additional security for the indebtedness and obligations under the Loan, Borrower shall execute and deliver to Lender that certain Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing of even date herewith (“New Deed of Trust”), in favor of Lender, encumbering, without limitation, certain real property, more particularly described in Exhibit “A” attached hereto and incorporated herein by this reference (as more particularly described therein, the “Property”), with a security interest in favor of Lender.

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(b) Borrower shall deposit the sum of One Million and No/100 Dollars ($1,000,000.00), from Borrower’s own immediately available funds, into that certain account no. 8667726699, held with Lender (the “Reserve Account”). The Reserve Account shall be assigned to Lender pursuant to that certain Security Agreement (Assignment of Deposit Account) of even date herewith (“New Assignment of Deposit Account”), by Borrower, in favor of Lender, as additional collateral in connection to the Loan. The Reserve Account is and shall be a blocked account, accessible only to Lender and Borrower shall have no right to withdraw or otherwise utilize funds from the Reserve Account or to reduce the balance in the Reserve Account in any manner whatsoever. The Reserve Account, and any sums therein, shall not bear interest.

8. Amendment as a Loan Document.

From and after the Effective Date of this Amendment, this Amendment and any other documents and instruments executed in connection herewith shall each constitute one of the “Loan Documents.”

9. Effective Date of Amendment.

This Amendment and the amendments provided for herein shall be effective as of the Effective Date, subject to the timely and complete satisfaction of each and all of the conditions precedent set forth in Section 11, below, of this Amendment.

10. Borrower’s and Guarantor’s Representations and Warranties.

Borrower and Guarantor hereby represent and warrant to Lender and covenant and agree with Lender as follows:

(a) Borrower and Guarantor, and each of them, have full legal right, power and authority to enter into and perform this Amendment. The execution and delivery of this Amendment by Borrower and Guarantor, and the consummation by Borrower and Guarantor of the transactions contemplated hereby have been duly authorized by all necessary action by or on behalf of Borrower and/or Guarantor. This Amendment is a valid and binding obligation of Borrower and Guarantor, and each of them, enforceable against Borrower and Guarantor in accordance with its terms.

(b) The execution and delivery of this Agreement by Borrower and/or Guarantor, and the performance by Borrower and/or Guarantor of all their respective obligations hereunder do not and will not result in a breach of or constitute a default under, or cause or permit the acceleration of any obligation owed or required under, any other agreement, lease, or instrument to which Borrower and/or Guarantor is a party or by which Borrower’s and/or Guarantor’s properties are bound or affected.

(c) There are no actions, suits or proceedings pending, or to the knowledge of Borrower and/or Guarantor threatened against or affecting Borrower and/or Guarantor in relation to their obligations to Lender or involving the validity and enforceability of this Amendment, the Loan Agreement, or any of the other Loan Documents, as applicable, or the priority of any liens given by Borrower to Lender in accordance with the Note, the Loan Agreement, and the other Loan Documents, at Law or in equity, or before or by any Governmental Agency, or which could have a material adverse effect on the financial condition, operations, properties, assets, liabilities or earnings of Borrower and/or Guarantor, or the ability of Borrower and/or Guarantor to perform their respective obligations to Lender.

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(a) Borrower and Guarantor, and each of them, hereby reaffirm and confirm that the representations and warranties of Borrower and Guarantor contained in the Loan Documents are true, correct and complete in all material respects as of the Effective Date of this Amendment.

(b) Borrower and Guarantor are in full and complete compliance with the terms, covenants, provisions and conditions of the Note, the Loan Agreement, the Guaranty, and the other Loan Documents.

All covenants, representations and warranties of Borrower and Guarantor herein are incorporated by reference and hereby made a part of the Loan Agreement.

11. Conditions Precedent.

The effectiveness of this Amendment shall be expressly conditioned upon the following having occurred or Lender having received, by no later than January 12, 2026 (“Closing”), all of the following, in form and content satisfactory to Lender and its counsel, in their sole and absolute opinion and judgment, and suitable for filing or recording, as the case may be, as required:

(a) This Amendment, fully executed by Borrower and Guarantor;

(b) The New Deed of Trust, fully executed by Borrower;

(c) The New Assignment of Deposit Account, fully executed by Borrower;

(d) Payment, from Borrower’s own immediately available funds, of the fees and costs of Lender in connection with the preparation, negotiation, administration and execution of this Amendment and all documents in connection therewith, including, but not limited to, attorneys’ fees and other costs and fees of other professionals retained by Lender; and

(e) Such additional assignments, agreements, certificates, reports, approvals, instruments, documents, subordination agreements, financing statements, resolutions, authorizations, consents and opinions as Lender may request, in its sole opinion and judgment, in connection with this Amendment.

12. Successors and Assigns.

This Amendment shall be binding upon and inure to the benefit of Lender, Borrower and their respective successors and assigns, except that Borrower and Guarantor may not assign their rights hereunder or any interest therein without the prior written consent of Lender.

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13. General Release of Lender.

(a) Borrower and Guarantor, and each of them, on behalf of themselves, their respective successors, heirs and assigns, and each of them (for purposes of this Section 13, hereinafter referred to individually and collectively as the “Releasing Parties”), do each hereby forever relieve, release, acquit and discharge Lender and its predecessors, successors and assigns, and their respective past and present attorneys, accountants, insurers, representatives, affiliates, partners, subsidiaries, officers, employees, directors, and shareholders, and each of them (collectively, the “Released Parties”), from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses (including, but not limited to, attorneys’ fees), damages, injuries, actions and causes of action, of whatever kind or nature, whether legal or equitable, known or unknown, suspected or unsuspected, contingent or fixed, which the Releasing Parties, or any of them, now own or hold or have at any time heretofore owned or held or may at any time hereafter own or hold against the Released Parties, or any of them, by reason of any acts, facts, transactions or any circumstances whatsoever occurring or existing through the date of this Agreement, including, but not limited to, those based upon, arising out of, appertaining to, or in connection with the Recitals above, the Loan, the Loan Documents, the facts pertaining to this Agreement, including, but not limited to, the modification and assumption of the Loan Documents contemplated herein, any collateral heretofore granted to Lender or granted in connection herewith (including, without limitation, the Collateral), or to any other obligations of the Releasing Parties, or any of them, to Lender, and the lending arrangements between Lender, Borrower, and Guarantor.

(b) The Releasing Parties waive all rights under Section 1542 of the Civil Code of the State of California, which each understands provides as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her would have materially affected his or her settlement with the debtor or released party.”

(c) The Releasing Parties each expressly waive and release any right or benefit which they have or may have under Section 1542 of the Civil Code of the State of California, and any similar law of any state, territory, commonwealth or possession of the United States, or the United States, to the full extent that they may waive all such rights and benefits pertaining to the matters released herein. In connection with such waiver and relinquishment, each of the Releasing Parties acknowledge that they are aware that they may hereafter discover claims presently unknown or unsuspected, or facts in addition to or different from those which they now know or believe to be true. Nevertheless, it is the intention of the Releasing Parties, through this Agreement, to fully, finally and forever release all such matters, and all claims relative thereto, which do now exist, may exist, or heretofore have existed. In furtherance of such intention, the release herein given shall be and remain in effect as a full and complete release of such matters notwithstanding the discovery or existence of any such additional or different claims or facts relative thereto.

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(d) The Releasing Parties are the sole and lawful owners of all right, title and interest in and to every claim and other matter which they purport to release herein, and they have not heretofore assigned or transferred, or purported to assign or transfer to any person or entity claims or other matters herein released. Each of the Releasing Parties shall indemnify, defend and hold Lender and each of the other Released Parties, and each of them, harmless from and against any claims, liabilities, actions, causes of action, demands, injuries, costs, and expenses (including, but not limited to, attorneys’ fees), based upon or arising in connection with any such prior assignment or transfer, or any such purported assignment or transfer, or any claims or other matters released herein.

14. No Joint Venture, Management and Control. Notwithstanding any provision of this Amendment and/or of the Loan Documents:

(a) Lender is not and shall not be construed to be a partner, joint venture, alter ego, manager, controlling person or other business associate or participant of any kind of Borrower or any other person;

(b) Lender shall not be deemed responsible to perform or participate in any acts, omissions, or decisions of Borrower, Guarantor or any of them; and

(c) Borrower and Guarantor, and each of them, do not have any claims, causes of action, or defenses to their obligations to Lender based on any allegations of management or control exercised by Lender. Borrower and Guarantor, and each of them, acknowledge and agree that Lender does not manage or control them in any way.

15. Miscellaneous.

(a) Section headings used in this Amendment are for convenience only and shall not affect the construction of this Amendment.

(b) This Amendment may be executed in one or more counterparts but all of the counterparts shall constitute one agreement; provided, however, this Amendment shall not be effective and enforceable unless and until it is executed by all parties hereto.

(c) This Amendment and the other documents and instruments executed in connection therewith constitute the product of the negotiation of the parties hereto and the enforcement hereof shall be interpreted in a neutral manner, and not more strongly for or against any party based upon the source of the draftsmanship hereof.

(d) This Amendment is not a novation, nor, except as expressly provided in this Amendment, is it to be construed as a release or modification of any of the terms, conditions, warranties, waivers or rights set forth in the Loan Documents. Except as expressly provided in this Amendment, nothing contained in this Amendment shall be deemed to (i) constitute a waiver by Lender of any required performance by Borrower and Guarantor, (ii) constitute a waiver by Lender of any breach or default by Borrower and/or Guarantor that has heretofore existed, now exists or may hereafter arise under the Loan Agreement and/or any of the other Loan Documents, or (iii) require any extension other than any extension which is specifically agreed to herein by Lender or otherwise provided for in the Loan Documents, and no other extension is to be implied from the language used herein, by operation of Law, or otherwise. In the event there is a conflict in any term, condition or provision of this Amendment, on the one hand, and the Note, the Loan Agreement, or any of the other Loan Documents, on the other hand, the terms, conditions and provisions of this Amendment are to control.

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(e) Borrower and Guarantor represent and warrant as follows:

(1) They have received, or have had the opportunity to receive, independent legal advice from attorneys of each of their choice with respect to the advisability of executing this Amendment and prior to the execution of this Amendment by Borrower and Guarantor, their attorneys reviewed this Amendment and discussed this Amendment with them and have made all desired changes;

(2) Except as expressly stated in this Amendment, neither Lender nor any other person or entity has made any statement or representation to Borrower or Guarantor regarding facts relied upon by any of them;

(3) Borrower does not rely upon any statement, representation or promise of Lender or any other person or entity in executing this Amendment except as expressly stated in this Amendment;

(4) The terms of this Amendment are contractual and not a mere recital;

(5) This Amendment has been carefully read by, the contents hereof are known and understood by, and it is signed freely by Borrower and Guarantor; and

(6) This Amendment and the releases contained herein are intended to be final and binding against Borrower and Guarantor, and Borrower and Guarantor, and each of them, acknowledge that Lender is expressly relying on the finality of this Amendment as a substantial, material factor inducing Lender’s execution of this Amendment. Borrower has the full right and authority to enter into this Amendment, and the officer, agent or other representative executing this Amendment on behalf of Borrower has the full right and authority to fully commit and bind it to this Amendment.

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16. JUDICIAL REFERENCE. The parties hereby agree that any claims, controversies, disputes, or questions of interpretation, whether legal or equitable, arising out of, concerning or related to the Loan Agreement, the Guaranty, this Amendment, and any and all Loan Documents executed by Borrower and Guarantor shall be heard by a single referee by consensual general judicial reference pursuant to the provisions of California Code of Civil Procedure Sections 638 et seq., who shall determine all issues of fact or law and to report a statement of decision. The referee shall also have the power to hear and determine proceedings for ancillary relief, including, but not limited to, applications for attachment, issuance of injunctive relief, appointment of a receiver, and/or claim and delivery. The costs of the proceeding shall be borne equally by the parties to the dispute, subject to the discretion of the referee to allocate such costs based on a determination as to the prevailing party(ies) in the proceeding. All capitalized terms not otherwise defined herein shall have the meaning as defined in the Loan Agreement, and the Loan Documents, as applicable.

The referee shall be a retired Judge or Justice selected by mutual agreement of the parties. If the parties do not agree, then the referee shall be selected by the Judge of the Court. A request for appointment of a referee may be heard on any ex parte or expedited basis, and the parties agree that irreparable harm would result if the request for appointment of a referee is not heard on an ex parte or expedited basis. The referee shall be appointed to sit with all powers provided by law. Pending appointment of the referee, the Court has power to issue temporary or provisional remedies.

[INITIALS ON FOLLOWING PAGE]

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By initialing below the parties acknowledge that they have read and understand the foregoing Judicial Reference provisions and understand that they are waiving their right to a jury trial.

Borrower’s Initials	Shi’s Initials	Zhou’s Initials

Lender’s Initials

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date set forth above.

“BORROWER”:

SNAIL GAMES USA INC.,

a California corporation

By:
Name:	Heidy Chow
Its:	Chief Financial Officer and Secretary

“GUARANTOR”:

HAI SHI, an individual

YING ZHOU, an individual

“LENDER”:

CATHAY BANK,

a California banking corporation

By:
Name:
Its:

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EXHIBIT “A”

LEGAL DESCRIPTION

For APN/Parcel ID(s): 4220-008-028

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE CITY OF CULVER CITY, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA AND IS DESCRIBED AS FOLLOWS:

LOTS 346, 347 AND 348 OF TRACT NO. 9483, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 132 PAGES 81 TO 83 INCLUSIVE OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPTING ALL OIL, GAS AND MINERAL RIGHTS OF SAID LAND, LYING BELOW A DEPTH OF 500 FEET FROM THE PRESENT SURFACE THEREOF, BUT WITHOUT RIGHT OF SURFACE ENTRY RESERVED UNTO DOUGLAS MARK APATOW AND ANDREA GARDNER APATOW, HUSBAND AND WIFE AS COMMUNITY PROPERTY BY GRANT DEED DATED JUNE 12,1997 RECORDED AS INSTRUMENT NO. 97-904149 OF OFFICIAL RECORDS.

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